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                                                                    EXHIBIT 4.13

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

[Certificate Number]                                     [NTL LOGO]

                                NTL INCORPORATED

RIGHTS CERTIFICATE FOR SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF NTL
                                  INCORPORATED

YOUR RIGHT TO EXERCISE YOUR RIGHTS EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON
                                  [DATE], 2003

YOU MAY TRANSFER THIS RIGHTS CERTIFICATE OR HAVE IT DIVIDED AT THE OFFICE OF THE
                               SUBSCRIPTION AGENT

            RIGHT(S) TO PURCHASE [          ] SHARES OF COMMON STOCK

         PURCHASE PRICE U.S. $[     ] IN CASH PER SHARE OF COMMON STOCK

THIS RIGHTS CERTIFICATE MAY BE USED TO PURCHASE SHARES OR MAY BE TRANSFERRED OR
                                      SOLD

                                                                CUSIP 62940M 153

REGISTERED OWNER

NUMBER OF RIGHTS

     You, as registered owner, or your transferee, are entitled to purchase the number of shares shown above pursuant to the basic subscription privilege. You are also entitled to exercise an over-subscription privilege. The terms and conditions of the rights, including the basic subscription privilege and the
over-subscription privilege, are set forth in the prospectus dated [          ]
2003, which are incorporated by reference into this rights certificate.

     If you purchase fewer than all of the shares represented by your rights certificate, you must pick up a new rights certificate representing your unexercised rights at the subscription agent's address set forth on the reverse side of this rights certificate, unless other arrangements are made with the subscription agent.

     Any rights that are not exercised at the expiration of the rights offering will be deemed to be transferred to the underwriters for the rights offering immediately prior to the expiration of the rights offering.

    IMPORTANT: YOU MUST COMPLETE THE FORM ON THE REVERSE SIDE TO EXERCISE OR
                                TRANSFER RIGHTS

                DATE:         , 2003                                 NTL INCORPORATED

             CONTINENTAL STOCK TRANSFER
                  & TRUST COMPANY,

                                AS RIGHTS AGENT AND        ---------------------------------------------
By: ----------------            SUBSCRIPTION AGENT                           Chairman

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
TO:  NTL Incorporated                                              [ ]  Check this box if you have previously provided us with a
     c/o Continental Stock Transfer & Trust Company                     properly completed Notice of Guaranteed Delivery and payment
     Reorganization Department                                          for the shares you are electing to purchase.
     17 Battery Place
     New York, NY 10004

IF YOU ARE OUTSIDE THE UNITED STATES, NO OFFER OR INVITATION TO EXERCISE RIGHTS
 AND PURCHASE SHARES IS BEING MADE TO YOU, AND YOU MUST NOT ATTEMPT TO EXERCISE OR TRANSFER ANY RIGHTS. HOWEVER, YOU MAY EXERCISE OR TRANSFER YOUR RIGHTS IF, ON
OR PRIOR TO [       ] 2003, YOU PROVIDE EVIDENCE THAT IS SATISFACTORY TO US THAT
YOU FALL WITHIN THE PERMITTED CATEGORIES OF PERSONS DESCRIBED IN THE PROSPECTUS.

SECTION 1. TO EXERCISE RIGHTS TO PURCHASE SHARES

A.   Basic Subscription Privilege                                   ------------    x     $[          ]    =    $ ---------------
                                                                   (No. of Shares)
B.   Over-Subscription Privilege                                    ------------    x     $[          ]    =    $ ---------------
                                                                   (No. of Shares)

C.   Total Purchase Price Payment Required (or amount provided with Notice Guaranteed Delivery) (Add A     =    $ ---------------
     and B above)

D.   (1) [ ]  Check this box if you are purchasing shares pursuant to rights granted to you directly by us and not pursuant to rights purchased or otherwise acquired from someone else.

     (2) [ ]  Check this box if you are purchasing these shares as a non-U.S. person(s) who has previously provided evidence to us that you and, if you are not the beneficial owner(s), the beneficial owner(s), fall within the permitted categories of persons described in the prospectus. Please note that we reserve the right (without liability) to reject any application which we in our sole discretion determine is not supported by satisfactory evidence of eligibility.

     (3) [ ]  Check this box and complete Section 2 below if you have not exercised all of your rights in accordance with the above AND you would like the rights not exercised by you to be registered in the name of someone other than yourself
              (yourselves).

     (4) [ ]  Check this box and complete Section 3 below if you would like all or any of the shares you have elected to purchase above registered in the name of a person(s) other than the person(s) in whose name this rights certificate has been issued.

SECTION 2. TO TRANSFER RIGHTS (INCLUDING IF YOU CHECKED THE BOX IN SECTION
           1.D.(3) ABOVE)

For value received, I (we) transfer ____________ of my (our) rights to the transferee(s) identified below and instruct you to register such rights in the name of such transferee(s):

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
------------------------------------------------------------  ------------------------------------------------------------
(Print full name of Transferee(s))

------------------------------------------------------------  ------------------------------------------------------------
                                                              (Signature(s) of Transferor(s))

------------------------------------------------------------  Please note that if you attempt to transfer your rights to a
(Address of Transferee(s))                                    person(s) with an address(es) outside the United States,
                                                              your transfer will not be processed except in the
                                                              circumstances and on the terms set out in the prospectus.

SECTION 3. COMPLETE THIS SECTION IF YOU CHECKED THE BOX IN SECTION 1.D.(4) ABOVE

Register _____________ of the shares I have elected to purchase in Section 1 above in the following name(s):
     (No. of Shares)

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

Name(s):                                                      Address(es):
------------------------------------------------------        ----------------------------------------------------

------------------------------------------------------------  ------------------------------------------------------------

By signing this rights certificate, I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this rights certificate, (i) acknowledge that I (we) received and read the prospectus relating to my (our) rights and that the terms and conditions of the rights as set forth in the prospectus have been incorporated by reference into this rights certificate; (ii) irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; (iii) represent and warrant that I am a (we are) (and any such person(s) is (are)) resident(s) of the United States or I am (we are) otherwise entitled to exercise or direct the exercise of my (our) rights as a non-U.S. holder falling within the permitted categories of persons described in the prospectus; and (iv) agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

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
SIGNATURE OF EACH PERSON IN WHOSE NAME THIS RIGHTS            SIGNATURE GUARANTEED BY:
CERTIFICATE HAS BEEN ISSUED:

------------------------------------------------------------  ------------------------------------------------------------

------------------------------------------------------------  Name:
(Must be signed by each registered holder(s) exactly as your  --------------------------------------------------------
name(s) appears on this rights certificate)
                                                              Title:
                                                              ---------------------------------------------------------
TELEPHONE NUMBER: (        )                                  Name of Eligible Institution:
-------------------------------------                         ----------------------------------------
TAX I.D. NUMBER OR SOCIAL SECURITY NUMBER:
--------------------------
If you are signing in your capacity as a trustee, executor,   Your signature(s) must be guaranteed by an eligible
administrator, guardian, attorney-in-fact, agent, officer of  institution if you have completed Sections 2 or 3 above.
a corporation or other fiduciary or representative, please    Eligible institutions include members of the Securities
provide the following information:                            Transfer Agents Medallion Program, the New York Stock
                                                              Exchange, Inc. Medallion Signature Program or the Stock
                                                              Exchanges Medallion Program.


Name:
--------------------------------------------------------

Capacity:
------------------------------------------------------

Address (including Zip Code):
--------------------------------------

------------------------------------------------------------

------------------------------------------------------------

Telephone Number:
----------------------------------------------